Exhibit 99.1

FOR IMMEDIATE RELEASE

The Reader’s Digest Association, Inc.

Media: William Adler, 914-244-7585  william.adler@rd.com

Investor Relations: Richard Clark, 914-244-5425  richard.clark@rd.com

THE READER’S DIGEST ASSOCIATION, INC. ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

PLEASANTVILLE, NY—December 19, 2006—The Reader’s Digest Association, Inc. (NYSE: RDA) announced today that it has established a record date and special meeting date for its common shareholders to consider and vote on the adoption of the previously announced merger agreement providing for the acquisition of RDA by an investor group led by Ripplewood Holdings LLC.

RDA common shareholders of record at the close of business on Thursday, December 21, 2006, will be entitled to notice of the special meeting and to vote on the proposal.  The special meeting will be held on Friday, February 2, 2007 at 11:00 a.m., New York time, at Reader’s Digest DeWitt Wallace Auditorium, Reader’s Digest Road, Chappaqua, New York.

The merger is expected to close in February 2007, subject to the receipt of the affirmative vote of common shareholders adopting the merger agreement, the availability of the investor group’s committed debt and preferred equity financing and other customary conditions, including antitrust clearance.

ABOUT THE READER’S DIGEST ASSOCIATION, INC.

The Reader’s Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world.  RDA had revenues of $2.4 billion for the fiscal year ended June 30, 2006.  RDA’s corporate web site is www.rda.com.

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FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader’s Digest Association, Inc. (“RDA”) and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the merger, including the receipt of financing and anti-trust approval; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other factors described in RDA’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond RDA’s ability to control or predict.  RDA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, RDA will file a definitive proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto.  Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by RDA at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement and such other documents may also be obtained for free from RDA by directing such request to Dawn LaMorte at 914-244-5218.

RDA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of RDA’s participants in the solicitation, which may be different than those of RDA shareholders generally, is set forth in RDA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger when it becomes available.